Exhibit 99.1

OMNIVISION REPORTS FINANCIAL RESULTS

FOR THE FOURTH QUARTER OF FISCAL 2012

SANTA CLARA, Calif., — May 31, 2012 — OmniVision Technologies, Inc. (Nasdaq: OVTI), a leading developer of advanced digital imaging solutions, today reported financial results for the fiscal fourth quarter and fiscal year ended April 30, 2012.

Revenues for the fourth quarter of fiscal 2012 were $218.5 million, as compared to $185.2 million in the third quarter of fiscal 2012, and $258.3 million in the fourth quarter of fiscal 2011. GAAP net income attributable to OmniVision Technologies, Inc. in the fourth quarter of fiscal 2012 was $2.7 million, or $0.05 per diluted share, as compared to net income attributable to OmniVision Technologies, Inc. of $111,000, or $0.00 per diluted share in the third quarter of fiscal 2012, and $34.0 million, or $0.56 per diluted share in the fourth quarter of fiscal 2011.

Non-GAAP net income attributable to OmniVision Technologies, Inc. in the fourth quarter of fiscal 2012 was $10.9 million, or $0.20 per diluted share. Non-GAAP net income attributable to OmniVision Technologies, Inc. in the third quarter of fiscal 2012 was $7.4 million, or $0.13 per diluted share. Non-GAAP net income attributable to OmniVision Technologies, Inc. in the fourth quarter of fiscal 2011 was $40.8 million, or $0.66 per diluted share. Non-GAAP net income attributable to OmniVision Technologies, Inc. excludes stock-based compensation expenses and related tax effects. Please refer to the attached schedule for a reconciliation of GAAP net income attributable to OmniVision Technologies, Inc. to non-GAAP net income attributable to OmniVision Technologies, Inc. for the three months and fiscal year ended April 30, 2012 and 2011 and for the three months ended January 31, 2012.

Revenues for the fiscal year ended April 30, 2012 were $897.7 million, as compared to $956.5 million in fiscal 2011. GAAP net income attributable to OmniVision Technologies, Inc. for fiscal 2012 was $65.8 million, or $1.13 per diluted share, as compared to GAAP net income attributable to OmniVision Technologies, Inc. for fiscal 2011 of $124.5 million, or $2.11 per diluted share.

Non-GAAP net income attributable to OmniVision Technologies, Inc. for fiscal 2012 was $95.5 million, or $1.60 per diluted share. Non-GAAP net income attributable to OmniVision Technologies, Inc. for fiscal 2011 was $148.4 million, or $2.49 per diluted share.

GAAP gross margin for the fourth quarter of fiscal 2012 was 22.5%, as compared to 24.2% for the third quarter of fiscal 2012 and 30.7% for the fourth quarter of fiscal 2011. The sequential decrease in fourth quarter gross margin reflected the unfavorable impact of a decrease in revenues recorded on the sale of previously written-down inventory combined with an increase in inventory valuation allowances. The Company ended the period with cash, cash equivalents and short-term investments totaling $331.0 million, an increase of $94.5 million from the previous quarter.

“For the second consecutive quarter, we are pleased to report revenues that exceeded the high-end of our guidance as demand for our image sensors continued to strengthen,” said Shaw Hong, chief executive officer of OmniVision Technologies, Inc. “As we enter fiscal 2013, our focus on developing new technology remains a key element of our growth strategy, and we are as committed as ever to regaining our business momentum,” Mr. Hong concluded.

Outlook

Based on current trends, the Company expects revenues for the first quarter of fiscal 2013 will be in the range of $235 million to $255 million and GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders will be between $0.00 and $0.11 per diluted share. Excluding the estimated expenses and related tax effects associated with stock-based compensation, the Company expects its non-GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders will be between $0.16 and $0.27 per diluted share. Refer to the table below for a reconciliation of GAAP to non-GAAP net income.

Conference Call

OmniVision Technologies, Inc. will host a conference call today at 5:00 p.m. Eastern time to discuss these results further. This conference call can be accessed via a webcast at www.ovt.com. The call can also be accessed by dialing 866-700-6293 (domestic) or 617-213-8835 (international) and entering passcode 89583066.

A replay of the call will remain available at www.ovt.com for approximately twelve months. A replay of the call will also be available for one week beginning approximately one hour after the conclusion of the call. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter passcode 52494932.

About OmniVision

OmniVision Technologies, Inc. is a leading developer of advanced digital imaging solutions. Its CameraChip™ and CameraCubeChip™ products using CameraCubeChip™, OmniBSI™, OmniBSI+™, OmniBSI-2™, OmniPixel®, OmniPixel2™, OmniPixel3™ and OmniPixel3-HS™ technologies are highly integrated, single-chip CMOS image sensors for consumer and commercial applications including mobile phones, notebooks, tablets and webcams, entertainment devices, security and surveillance systems, digital still and video cameras, automotive and medical imaging systems. Additional information is available at www.ovt.com.

Safe Harbor Statement

Certain statements in this press release, including statements relating to our expectations regarding revenues and earnings per share for the three months ending July 31, 2012 are forward-looking statements. These forward-looking statements are based on management’s current expectations, and certain factors could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, our ability to maintain and increase sales to current key customers and end-users of our products; our ability to timely complete the product development cycle for new sensors; the Company’s ability to obtain design wins from various image sensor device manufacturers including manufacturers of mobile phones, tablets and other entertainment devices, laptops and personal computers, digital still cameras and automobile manufacturers; competition in current and emerging markets for image sensor products, including pricing pressures that could result from competition; the impact of general economic conditions on orders from the end-user customers of our products; the Company’s ability to accurately forecast customer demand for its products; fluctuations of wafer manufacturing yields, manufacturing capacity and other manufacturing processes; the potential loss or reduction of orders from one or more key customers or distributors; the continued growth and development of current markets and the emergence of new markets in which the Company sells, or may sell, its products; fluctuations in sales mix and average selling prices; the market acceptance of products into which the Company’s products are designed; the development, production, introduction and marketing of new products and technology; the acceptance of the Company’s products in such current and new markets; the Company’s strategic investments and relationships, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings and reports, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and recent Quarterly Reports on Form 10-Q. The Company expressly disclaims any obligation to update information contained in any forward-looking statement.

Use of Non-GAAP Financial Information

To supplement the reader’s overall understanding both of its reported results presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and its outlook, the Company also presents non-GAAP measures of net income and net income per share which are adjusted from results based on GAAP. In particular, the Company excludes stock-based compensation expenses and related tax effects. The non-GAAP financial measures which the Company discloses also exclude the effects of stock-based compensation on the number of basic and diluted common shares used in calculating non-GAAP basic and diluted net income per share. The Company provides these non-GAAP financial measures to enhance an investor’s overall understanding of its current financial performance and to assess its prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business. The economic basis for the Company’s decision to use non-GAAP financial measures is that the adjustments to net income did not reflect the on-going relative strength of the Company’s performance. The Company’s objective is to minimize any confusion in the financial markets by providing non-GAAP net income and non-GAAP net income per share measurements and disclosing the related components. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

The Company uses non-GAAP financial measures for internal management purposes to conduct and evaluate its business, when publicly providing its business outlook and to facilitate period-to-period comparisons. The Company views non-GAAP net income per share as a primary indicator of the profitability of its underlying business. In addition, because stock-based compensation is a non-cash expense and is offset in full by a credit to paid-in capital, it has no effect on total stockholders’ equity. As the calculation of non-GAAP financial measures differs between companies, the non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies. Other than stock-based compensation and related tax effects, these differences may cause the Company’s non-GAAP measures to not be directly comparable to other companies’ non-GAAP measures. Although these non-GAAP financial measures adjust cost, expenses and basic and diluted share items to exclude the accounting treatment of stock-based compensation, they should not be viewed as a non-GAAP presentation reflecting the elimination of the underlying stock-based compensation programs. Thus, the Company’s non-GAAP presentations are not intended to present, and should not be used, as a basis for assessing what its operating results might be if it were to eliminate its stock-based compensation programs. The Company compensates for these limitations by providing full disclosure of the net income attributable to OmniVision Technologies, Inc. and net income per share attributable to OmniVision Technologies, Inc. common stockholders on a basis prepared in accordance with GAAP to enable investors to consider net income attributable to OmniVision Technologies, Inc. and net income per share attributable to OmniVision Technologies, Inc. common stockholders determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate. As a result of the foregoing limitations, the Company does not use, nor does the Company intend to use, the non-GAAP financial measures when assessing the Company’s performance against that of other companies.

Estimating stock-based compensation expenses and related tax effects for a future period is subject to inherent risks and uncertainties, including but not limited to the price of the Company’s stock, stock market volatility, expected option life, risk-free interest rates, and the number of option exercises and sales during the quarter.

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GUIDANCE FOR GAAP NET INCOME PER DILUTED SHARE

TO PROJECTED NON-GAAP NET INCOME PER DILUTED SHARE

(unaudited)

	Three Months Ending July 31, 2012
	GAAP Range of Estimates				Non-GAAP Range of Estimates
	From	To	Adjustment		From	To
Net income per share attributable to OmniVision Technologies, Inc. common stockholders	$0.00	$0.11	$0.16	(1)	$0.16	$0.27

(1)       Reflects estimated adjustment for expenses and related tax effects associated with stock-based compensation.

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	April 30,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$290,492	$379,379
Short-term investments	40,515	87,505
Accounts receivable, net of allowances for doubtful accounts and sales returns	107,793	142,606
Inventories	291,340	106,873
Prepaid and deferred income taxes	4,083	4,937
Prepaid expenses and other current assets	8,542	9,671
Total current assets	742,765	730,971
Property, plant and equipment, net	144,792	115,446
Long-term investments	128,940	104,616
Goodwill	10,227	1,122
Intangibles, net	69,028	69,892
Other long-term assets	7,205	12,111
Total assets	$1,102,957	$1,034,158
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$159,860	$102,519
Accrued expenses and other current liabilities	35,416	25,483
Income tax payable	987	—
Deferred revenues, less cost of revenues	10,115	16,594
Current portion of long-term debt	3,146	4,323
Total current liabilities	209,524	148,919
Long-term liabilities:
Long-term income taxes payable	88,159	87,526
Non-current portion of long-term debt	39,337	41,916
Other long-term liabilities	5,058	4,472
Total long-term liabilities	132,554	133,914
Total liabilities	342,078	282,833

Equity:
OmniVision Technologies, Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 72,964 shares issued and 52,365 outstanding at April 30, 2012 and 70,515 shares issued and 57,974 outstanding at April 30, 2011, respectively	73	71
Additional paid-in capital	575,935	533,776
Accumulated other comprehensive income	2,970	1,426
Treasury stock, 20,599 at April 30, 2012 and 12,541 at April 30, 2011, respectively	(278,683)	(178,683)
Retained earnings	460,584	394,735
Total stockholders’ equity	760,879	751,325
Total liabilities and equity	$1,102,957	$1,034,158

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2012	2011	2012	2011
Revenues	$218,547	$258,268	$897,730	$956,476
Cost of revenues	169,446	178,866	649,719	678,459
Gross profit	49,101	79,402	248,011	278,017

Operating expenses:
Research, development and related	27,165	24,284	110,730	88,519
Selling, general and administrative	16,167	18,303	63,883	62,817
Amortization of acquired patent portfolio	2,322	774	9,286	774
Total operating expenses	45,654	43,361	183,899	152,110

Income from operations	3,447	36,041	64,112	125,907
Benefit from acquisition of production operations from VisEra	—	—	8,626	—
Interest expense, net	(903)	(198)	(2,106)	(1,150)
Other income, net	1,137	1,078	2,016	3,918
Income before income taxes	3,681	36,921	72,648	128,675

Provision for income taxes	1,000	2,962	6,799	4,225
Net income	2,681	33,959	65,849	124,450
Net loss attributable to noncontrolling interest	—	—	—	(32)
Net income attributable to OmniVision Technologies, Inc.	$2,681	$33,959	$65,849	$124,482

Net income per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	$0.05	$0.59	$1.16	$2.25
Diluted	$0.05	$0.56	$1.13	$2.11

Shares used in computing net income per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	52,334	57,674	56,666	55,324
Diluted	52,994	60,939	58,233	59,106

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended		Three Months Ended
	April 30,		April 30,		January 31,
	2012	2011	2012	2011	2012
GAAP net income attributable to OmniVision Technologies, Inc.	$2,681	$33,959	$65,849	$124,482	$111
Add:
Stock-based compensation in cost of revenues	930	438	2,937	1,965	831
Stock-based compensation in research, development and related expenses	3,891	2,149	13,362	9,555	3,618
Stock-based compensation in selling, general and administrative expenses	3,154	2,165	11,025	8,326	2,866
(Increase) decrease in provision for income taxes without the effect of stock-based compensation	210	2,075	2,335	4,074	(29)
Non-GAAP net income attributable to OmniVision Technologies, Inc.	$10,866	$40,786	$95,508	$148,402	$7,397

GAAP provision for (benefit from) income taxes	$1,000	$2,962	$6,799	$4,225	$(22)
(Increase) decrease in provision for income taxes without the effect of stock-based compensation	210	2,075	2,335	4,074	(29)
Non-GAAP provision for income taxes	$790	$887	$4,464	$151	$7

Non-GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	$0.21	$0.71	$1.69	$2.68	$0.13
Diluted	$0.20	$0.66	$1.60	$2.49	$0.13

Shares used in computing non-GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	52,334	57,674	56,666	55,324	56,070
Diluted	54,751	61,479	59,510	59,664	58,411

Contact Information

Investor Relations:

Mary McGowan

Blackburn Communications

408.653.3263

invest@ovt.com